MIND Technology, Inc. Common Stock 9.00% Series A Cumulative Preferred Stock EQUITY DISTRIBUTION AGREEMENT Dated: September 25, 2020

I

EXHIBITS
Exhibit A    –    Form of Placement Notice
Exhibit B    –    Authorized Individuals for Placement Notices and Acceptances
Exhibit C    –    Compensation
Exhibit D     –    Form of Opinion of Company Counsel
Exhibit E    –    Officer’s Certificate
Exhibit F    –    Issuer Free Writing Prospectuses
Exhibit G    –    Significant Subsidiaries
II

MIND Technology, Inc.
Common Stock
9.00% Series A Cumulative Preferred Stock

EQUITY DISTRIBUTION AGREEMENT
September 25, 2020
Ladenburg Thalmann & Co. Inc.
570 Lexington Avenue, 11th Floor
New York, New York 10022
Ladies and Gentlemen:
MIND Technology, Inc., a Delaware corporation (formerly known as Mitcham Industries, Inc., a Texas corporation) (the “Company”), confirms its agreement (this “Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”), as follows:
Section 1.Description of Securities.
The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Ladenburg, acting as agent, a combination of or either: (i) up to 5,000,000 shares (the “Common Securities”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), and (ii) up to 500,000 shares (the “Preferred Securities” and, together with the Common Securities, the “Securities”) of the Company’s 9.00% Series A Cumulative Preferred Stock, par value $1.00 per share (“Preferred Stock”); provided, however, that in no event shall the Company issue or sell through Ladenburg such number or dollar amount of Securities that would exceed (i) the number or dollar amount of shares of Common Stock or Preferred Stock, as the case may be, registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, (ii) the number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under the Company’s charter, (iii) the number or dollar amount of shares of Common Stock or Preferred Stock, as the case may be, permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (iv) the number or dollar amount of shares of Common Stock or Preferred Stock, as the case may be, for which the Company has filed a Prospectus Supplement (as defined below). Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below), the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of shares of Common Securities and Preferred Securities, as the case may be, issued and sold under this Agreement shall be the sole responsibility of the Company, and Ladenburg shall have no obligation in connection with such compliance. The issuance and sale of Securities through Ladenburg will be effected pursuant to the Registration Statement filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue any Securities.
The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a shelf registration statement on Form S-3 (File No. 333-233984), as amended by that certain Post-Effective Amendment No. 1, effective as of September 21, 2020, including a base prospectus, relating to, among other securities of the Company, Common Stock and Preferred Stock, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to Ladenburg, for use by Ladenburg, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended at the time of the registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to Ladenburg, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (as defined below) (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.

Section 2.Agency Transactions.
Each time that the Company wishes to issue and sell Securities through Ladenburg, as sales agent, hereunder (each, an “Agency Transaction”), it will notify Ladenburg by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the maximum number of Securities to be issued, the time period during which such sales are requested to be made and any minimum price of such Common Securities or Preferred Securities, as the case may be, below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B, and shall be addressed to each of the individuals from Ladenburg set forth on Exhibit B, as such Exhibit B may be amended from time to time.
If Ladenburg wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, Ladenburg will, prior to 8:30 a.m., Eastern Time, on the Business Day (as defined below) following the Business Day on which such Placement Notice is delivered to Ladenburg, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and Ladenburg set forth on Exhibit B setting forth such acceptance or, in the alternative, such other terms that Ladenburg is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Ladenburg until the Company delivers to Ladenburg an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and Ladenburg set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Ladenburg’s acceptance of the terms of the Placement Notice or upon receipt by Ladenburg of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Securities which the Company requested Ladenburg to sell in such Placement Notice have been sold, (ii) the Company terminates the Placement Notice in writing (including via email) at any time and in its sole discretion, (iii) the Company issues a subsequent Placement Notice with parameters expressly superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 12 or (v) either party shall have suspended the sale of the Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to Ladenburg in connection with the sale of Securities in an Agency Transaction shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor Ladenburg will have any obligation whatsoever with respect to an Agency Transaction or any Securities unless and until the Company delivers a Placement Notice to Ladenburg and either (i) Ladenburg accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable) shall control. The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
Section 3.Sale of Securities by Ladenburg in Agency Transactions.
Subject to the provisions of Section 6(a), Ladenburg, as sales agent in an Agency Transaction, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NASDAQ Global Select Market (“NASDAQ”) to sell the Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Ladenburg will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Securities hereunder in an Agency Transaction setting forth the number of Securities sold on such day, the compensation payable by the Company to Ladenburg pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Ladenburg (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Ladenburg may sell Securities in an Agency Transaction by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on NASDAQ, on any other existing trading market for the Common Stock or the Preferred Stock, as the case may be, or to or through a market maker. If specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable), Ladenburg may also sell Securities in an Agency Transaction by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which Common Stock or Preferred Stock, as the case may be, is purchased and sold on the principal market on which such Common Stock or Preferred Stock is listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market.
Section 4.Suspension of Sales by Ladenburg in Agency Transactions.
The Company or Ladenburg may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Securities in an Agency Transaction; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such exhibit may be amended from time to time.

Section 5.Representations and Warranties.
(a)Representations and Warranties by the Company. The Company represents and warrants to, and agrees with, Ladenburg as of the date hereof and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement and as of the time of each sale of any Securities pursuant to this Agreement (the “Applicable Time”), as follows:
(1)Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information, (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m., Eastern Time, on the date of determination of the public offering price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to such Registration Statement has been complied with.
At the respective times the Registration Statement became or becomes effective and as of the date hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been complied with and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415(a)(1)(x) under the Securities Act (including without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time, each Settlement Date (as defined below) and each Representation Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, at the time the Prospectus was issued and at each Settlement Date, complied and will comply in all material respects with the Securities Act.
The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by Ladenburg expressly for use therein.
The copies of the Registration Statement, each Issuer Free Writing Prospectus (as defined below) that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to Ladenburg (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case, in the form furnished (electronically or otherwise) to Ladenburg for use in connection with the offering of the Securities.
Each Issuer Free Writing Prospectus relating to the Securities, if any, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified; each Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus, as of the Applicable Time and Settlement Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by Ladenburg specifically for use therein.
Each document incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply when filed in all material respects with the requirements of the Exchange Act.
(2)Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.
(3)Permitted Free Writing Prospectuses. Except for the Issuer Free Writing Prospectuses identified in Exhibit F hereto, the Company has not prepared, used or referred to, and will not, without the prior consent of Ladenburg or upon advice of counsel that failure to do so could result in a violation of applicable securities laws, prepare, use or refer to, any Free Writing Prospectus in connection with any Agency Transaction.
(4)Filing of Registration Statement. The Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus.
(5)Description of Common Stock and Preferred Stock. Each of the Common Stock and Preferred Stock conforms in all material respects to the applicable description thereof contained in the Prospectus.
(6)No Other Contracts. There are no contracts or other documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. Each agreement to which the Company is a party (i) that is referred to in the Registration Statement or Prospectus or filed as an exhibit to the Registration Statement, and (ii) is material to the Company’s business (each, a “Material Contract”), has been duly and validly executed by the Company, is in full force and effect in all material respects and (assuming that such Material Contract constitutes the legal, valid and binding obligation of the other persons party thereto) is enforceable against the Company, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally, (B) as enforceability of indemnification or contribution provisions may be limited under the federal and state securities laws, and (C) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought. The Company has not assigned any of its rights under any Material Contract. The Company is not in breach or default under any Material Contract and, to the Company’s knowledge, no event has occurred that, with the giving of notice or lapse of time, or both, would constitute a breach or default by the Company or any other party under any Material Contract, in any case, which breach or default or event, individually or in the aggregate, would have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect” or “Material Adverse Change”). The Company is not aware of any other party to a Material Contract being in breach or default thereunder. The Company has no knowledge that any Material Contract is unenforceable against any other party thereto (except for the limitations on enforceability set forth in clauses (A), (B) and (C) of this paragraph).
(7)Listing. Shares of the Company’s Common Stock and Preferred Stock have been registered pursuant to Section 12(b) of the Exchange Act and listed for quotation and admitted for trading on the NASDAQ. The Company has not received any notice from NASDAQ regarding the delisting of such shares from NASDAQ (except for such notices as have been fully resolved), nor has the Company received any written notification that NASDAQ is contemplating terminating such listing. To the Company’s knowledge, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus.
(8)Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X under the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries on the bases stated therein as of the respective dates or for the respective periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(9)No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement the Prospectus or the documents incorporated by reference therein), or any material change in the short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any Material Adverse Change, or any development involving a prospective Material Adverse Change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (i), (ii) and (iii) as otherwise disclosed in the Registration Statement and the Prospectus or the documents incorporated by reference therein.
(10)Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing (in the case of foreign subsidiaries, such analogous concept) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (in the case of foreign subsidiaries, such analogous concept) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged as described in the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, the subsidiaries listed in Exhibit G to this Agreement are the only “significant subsidiaries” (as defined in Rule 405 under the Rules and Regulations) of the Company.
(11)Company Capitalization. As of the date hereof, the Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the heading “Capitalization;” all the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to any pre-emptive or similar rights; except as described in Registration Statement and the Prospectus or the documents incorporated by reference therein, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement the Prospectus; and all of the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable (except (a), in the case of any foreign subsidiary, for directors’ qualifying shares and (b) except as otherwise described in the Registration Statement and the Prospectus or the documents incorporated by reference therein) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (except (a) in the case of any foreign subsidiary, for directors’ qualifying shares and (b) except as otherwise described in the Registration Statement and the Prospectus or the documents incorporated by reference therein).
(12)Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.
(13)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(14)Authorization of Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be validly issued, fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights.
(15)Absence of Defaults. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(16)Absence of Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated by the this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(17)Absence of Further Requirements. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority (including, without limitation, NASDAQ) is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated by this Agreement, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA and under applicable state securities laws in connection with the sale of the Securities by Ladenburg and any consent, approval, authorization, order, registration or qualification that either has been, or prior to the Settlement Date will have been, obtained or made, or which if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(18)Absence of Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement and the Prospectus.
(19)Independent Accountants. Moss Adams LLP, who has certified certain audited financial statements of the Company and its subsidiaries, is, and was during the periods covered by its reports, an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(20)Title to Property. The Company and its subsidiaries have good and indefeasible title (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property (other than Intellectual Property (as defined below) which is addressed in Section 5(a)(21)) and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(21)Intellectual Property. The Company and each of its subsidiaries owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, Internet domain names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as currently conducted except where the failure to own or have the right to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the Company’s and each of its subsidiaries’ businesses as now conducted do not misappropriate or infringe upon any valid and enforceable Intellectual Property of any person. Neither the Company nor any of its subsidiaries has received notice of any claim against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other Intellectual Property right or franchise right of any person.
(22)Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
(23)Tax Returns. (i) The Company and its subsidiaries have paid all federal, state, local and foreign taxes and have filed (or have obtained extensions with respect to) all tax returns required to be filed through the date hereof and (ii) except as otherwise disclosed in the Registration Statement and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, other than in the case of clauses (i) or (ii) above, (a) to the extent the failure to file such tax returns or pay such taxes would not have a Material Adverse Effect, or (b) to the extent such taxes are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.
(24)Permits. The Company and each of its subsidiaries have made all material filings, applications and submissions required by, and own or possess all material approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, authorizations and permits issued by, and have made all material declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies that are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses (collectively, the “Governmental Permits”) and is in compliance in all material respects with the terms and conditions of all such Governmental Permits, except where any failures to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Governmental Permits are in full force and effect. Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of any proceedings relating to revocation or modification of, any such Governmental Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
(25)Labor Relations. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of the Company or any of its or its subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.
(26)Environmental Laws. Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries are and, within all applicable statute of limitation periods, have been in compliance with all foreign, federal, state and local statute, law (including the common law), ordinance, rule, regulation, order, judgment, decree, permit, license registration, exemption, approval or authorization, relating to the generation, use, treatment, storage, handling, transportation and disposal of hazardous or toxic substances, materials or wastes or the protection of health and safety (to the extent such health and safety relate to exposure to hazardous or toxic substances, materials or wastes) or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, there has been no disposal, discharge, emission, or other release of any hazardous or toxic substances, materials or wastes by or on behalf of, the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is liable) upon any of the property owned, leased or operated by the Company or any of its subsidiaries or into the environment surrounding such real property, or, to the Company’s knowledge, upon any other offsite property where the Company or its subsidiaries have transported or disposed such hazardous or toxic substances, materials or wastes that would give rise to any legally enforceable liability under, any Environmental Law, except for any violation or liability which would not have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect. The Company and its subsidiaries monitor and assess the requirements of Environmental Laws applicable to their businesses and assets and periodically evaluate the costs and liabilities that may be incurred pursuant to such requirements (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws and permits, licenses, registrations, exemption, approvals and authorizations issued thereunder, any related constraints on operating activities, and any legally enforceable liabilities to third parties) and, based on such monitoring, assessment and evaluation, except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries have no knowledge of any such costs or liabilities that could, individually or in the aggregate, have a Material Adverse Effect.
(27)ERISA. Except, in each case, for any such matter as would not reasonably be expected to have a Material Adverse Effect: (i) each “employee benefit plan” (within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company would have any liability (a “Plan”) has been maintained in compliance in all material respects with applicable law, including ERISA and the Code; (ii) no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) has occurred with respect to a Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA, (A) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA) has occurred or is reasonably expected to occur and (B) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, other than events with respect to which the 30-day notice requirement has been waived; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause a loss of such qualification.
(28)Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurance that the information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to provide reasonable assurance that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.
(29)Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement and the Prospectus, there are no material weaknesses in the Company’s internal controls over financial reporting. The Company is not aware of any: (i) significant deficiencies and material weaknesses, if any, in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(30)Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as is customary for a company in the business in which the Company and its subsidiaries and their respective businesses are in; and neither the Company nor any of its subsidiaries has (i) received written or other notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(31)Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment from Company funds or benefit to any foreign or domestic government or regulatory official or employee, including any employee of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws or regulations; or (iv) made, offered, agreed to, requested, or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(32)Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(33)OFAC. None of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any other person associated with or acting on behalf of the Company or any of its subsidiaries is currently subject to or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other applicable sanctions authority (collectively, “Sanctions”), nor is the Company or any subsidiary (a) doing business in violation of any Sanctions or (b) located, organized or resident in a country or territory that is the subject of the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and neither the Company nor any subsidiary will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory in violation of any Sanctions or in a Sanctioned Country, or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, principal, advisor, investor or otherwise) of Sanctions. Neither the Company nor any of its subsidiaries has knowingly engaged in or is now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity that, at the time of the dealing or transaction is or was the subject or the target of Sanctions, in violation of such Sanctions or with any Sanctioned Country.
(34)No Prohibition on Dividends Payable by Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(35)Absence of Finders’ Fee. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or Ladenburg for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
(36)Absence of Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.
(37)Absence of Stabilization and Manipulation. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(38)Forward Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(39)Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(40)Sarbanes-Oxley. The Company is, and to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder that are effective and applicable to the Company.
(41)FINRA Matters. Neither the Company nor any subsidiary nor any of their affiliates (within the meaning of FINRA’s NASD Conduct Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1 (ee) of the By-laws of FINRA) of, any member firm of FINRA.
(42)Cybersecurity; Data Protection. Except as described in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices; and (ii) to the knowledge of the Company, there has been no security breach or other compromise to the personal data and sensitive, confidential or regulated data, including the data of the Company and its subsidiaries’ respective employees, suppliers, vendors and third parties, in each case, maintained or processed by the Company and its subsidiaries in connection with their businesses (collectively, the “Confidential Data”), except for any breach or compromise that has been remedied without material cost or liability or the duty to notify or disclose such breach or compromise to any other person, governmental entity or regulatory agency or which otherwise would not be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, to the knowledge of the Company, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations of the Company and its subsidiaries, governing the privacy and security of information technology and computer systems, networks, hardware, software, data, equipment or technology of the Company and its subsidiaries (collectively, “IT Systems”) and Confidential Data and the protection of such IT Systems and Confidential Data from unauthorized use, access, misappropriation or modification, except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect.
(b)Certificates. Any certificate signed by or on behalf of the Company and delivered to Ladenburg or to counsel for Ladenburg pursuant to the terms or provisions of this Agreement shall be deemed to be a representation and warranty by the Company to Ladenburg as to the matters covered thereby.
Section 6.Sale by and Delivery to Ladenburg in Agency Transactions; Settlement
(a)Sale of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Ladenburg’s acceptance of the terms of a Placement Notice or upon receipt by Ladenburg of an Acceptance, as the case may be, and unless the sale of the Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Ladenburg, as sales agent in an Agency Transaction, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of NASDAQ to sell such Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that Ladenburg will be successful in selling Securities in an Agency Transaction, (ii) Ladenburg will incur no liability or obligation to the Company or any other person or entity if it does not sell Securities in an Agency Transaction for any reason other than a failure by Ladenburg to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities in an Agency Transaction as required under this Section 6, and (iii) Ladenburg shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement.

(b)Settlement of Securities in an Agency Transaction. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Securities in an Agency Transaction will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds in an Agency Transaction to be delivered to the Company on a Settlement Date against receipt of the Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price at which such Securities were sold, after deduction for (i) Ladenburg’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any other amounts due and payable by the Company to Ladenburg hereunder pursuant to Section 8 hereof; provided such amounts are detailed and itemized in a written statement delivered to the Company at least one Business Day prior to the applicable Settlement Date. On each Settlement Date, Ladenburg will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the applicable Settlement Date.
(c)Delivery of Securities in an Agency Transaction. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer any Securities being sold by crediting Ladenburg’s or its designee’s account (provided Ladenburg shall have given the Company written notice of such designee at least one Business Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Securities on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold Ladenburg harmless against any loss, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to Ladenburg any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
(d)Denominations; Registration. If requested by Ladenburg at least two Business Days prior to the Settlement Date, then in lieu of electronic transfer, certificates for the Securities shall be in such denominations and registered in such names as Ladenburg shall have specified in such request. The certificates for the Securities will be made available for examination and packaging by Ladenburg in The City of New York not later than 12:00 p.m. (New York time) on the Business Day prior to the Settlement Date.
Section 7.Covenants of the Company.The Company covenants with Ladenburg as follows:
(a)Registration Statement Amendment. After the date of this Agreement and during any period in which a Prospectus relating to any Securities is required to be delivered by Ladenburg under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Ladenburg promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed with the Commission, other than documents incorporated by reference, and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) unless otherwise advised by the Company’s legal counsel, the Company will prepare and file with the Commission, promptly upon Ladenburg’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Ladenburg’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Securities by Ladenburg (provided, however, that the failure of Ladenburg to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Ladenburg’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Securities or a security convertible into the Securities unless (A) a copy thereof has been submitted to Ladenburg within a reasonable period of time before the filing and Ladenburg has not reasonably objected thereto or (B) the Company has been advised by legal counsel that a failure to do so could result in a violation of applicable securities laws (provided, however, that the failure of Ladenburg to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Ladenburg’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to Ladenburg at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).
(b)Notice of Commission Stop Orders. The Company will advise Ladenburg, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the loss or suspension of any exemption from any such qualification, of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every commercially reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.
(c)Delivery of Registration Statement and Prospectus. Except to the extent such documents have been publicly filed with the Commission pursuant to EDGAR, the Company will furnish to Ladenburg and its counsel (at the expense of the Company) copies of the

Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case, as soon as reasonably practicable, but in no event later than two Business Days after such filing, and in such quantities and at such locations as Ladenburg may from time to time reasonably request.
(d)Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Ladenburg to suspend the offering of Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Ladenburg such number of copies of such amendment or supplement as Ladenburg may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus relating to the Securities that was not superseded or modified or included, includes or would include an untrue statement of a material fact or together with the Prospectus omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Ladenburg to suspend the offering of Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(e)Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with Ladenburg, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Ladenburg may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).
(f)Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to Ladenburg the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.
(g)Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
(h)Listing. During any period in which the Prospectus relating to the Securities is required to be delivered by Ladenburg under the Securities Act with respect to a pending sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Securities to be listed on NASDAQ prior to the time of issuance.
(i)Filings with NASDAQ. The Company will timely seek to file with NASDAQ all material documents and notices required by NASDAQ of companies that have securities traded on NASDAQ.
(j)Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
(k)Notice of Other Sales. During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Company shall provide Ladenburg notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock or Preferred Stock (other than the Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock or Preferred Stock, warrants or any rights to purchase or acquire Common Stock or Preferred Stock.
(l)Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Securities, advise Ladenburg promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Ladenburg pursuant to this Agreement.
(m)Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Ladenburg or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Ladenburg may reasonably request.
(n)Disclosure of Sales. The Company agrees that it will either (i) disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of Securities sold through Ladenburg during the most recent fiscal quarter, the Net Proceeds to the Company and the compensation paid or payable by the Company to Ladenburg with respect to such Securities or (ii) (x) on or prior to the date of each such filing of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will contain the information required by clause (i), and (y) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.
(o)Representation Dates; Certificate. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and:
(i)each time the Company files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities (other than amendments or supplements that are filed solely to report sales of the Securities pursuant to this Agreement) by means of a post-effective amendment, sticker, or supplement but, except as set forth in clauses (ii), (iii) and (iv) below, not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;
(ii)each time the Company files an Annual Report on Form 10-K under the Exchange Act;
(iii)each time the Company files a Quarterly Report on Form 10-Q under the Exchange Act; or
(iv)each time the Company files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”);
the Company shall furnish Ladenburg with a certificate, in the form attached hereto as Exhibit E, within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a

Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date triggered by Section 7(o)(ii) above. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following a Representation Date when the Company relied on such waiver and did not provide Ladenburg with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or Ladenburg sells any Securities, the Company shall provide Ladenburg with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.
(p)Legal Opinions. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to Ladenburg a written opinion of Thompson & Knight LLP, counsel to the Company (“Company Counsel”), or other counsel satisfactory to Ladenburg, in form and substance reasonably satisfactory to Ladenburg and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit D, provided, however, that in lieu of such opinions for subsequent Representation Dates, Company Counsel may furnish Ladenburg with a letter (a “Reliance Letter”) to the effect that Ladenburg may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(q)Comfort Letter. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Prospectus) to furnish Ladenburg letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance reasonably satisfactory to Ladenburg, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(r)Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than

Ladenburg; provided, however, that the Company may bid for and purchase its Common Stock and Preferred Stock in accordance with Rule 10b-18 under the Exchange Act.
(s)Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be required to register as, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.
(t)Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.
(u)No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Ladenburg in its capacity as agent hereunder, or as deemed necessary by the Company to comply with applicable securities laws under advice of counsel, the Company (including its agents and representatives, other than Ladenburg in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by Ladenburg as agent hereunder.
(v)Sarbanes-Oxley Act. The Company will take all necessary action to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.
(w)Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company, the Common Stock or the Preferred Stock, it shall promptly notify Ladenburg and sales of the Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
Section 8.Payment of Expenses The Company shall pay or cause to be paid (A) all expenses (including stock transfer taxes) incident to the performance of its obligations under this Agreement, (B) all fees and expenses (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each amendment and supplement thereto, each free writing prospectus and Issuer Free Writing Prospectus, and the Prospectus, as amended or supplemented, and the printing, delivery and shipping of this Agreement and other ancillary documents, in such number as Ladenburg shall deem reasonably necessary, (C) if necessary, all filing fees and reasonable fees and disbursements of counsel to Ladenburg incurred in connection with the qualification of the Securities for sale under state securities laws, (D) any filings required to be made with FINRA (including filing fees and the reasonable fees and disbursements of counsel for Ladenburg in connection with such filings), (E) all costs and expenses incident to listing the Securities on NASDAQ, (F) the cost of printing certificates representing the Securities, (G) the cost and charges of any transfer agent or registrar, (H) the reasonable fees and disbursements of counsel to Ladenburg incurred in connection with the transactions contemplated by this Agreement, and (I) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise provided for in this Section 8. If the sale of the Securities provided for herein is not consummated by reason of acts of the Company which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of Ladenburg’s obligations hereunder is not fulfilled, unless the failure to perform the agreement or fulfill the condition is due to the default or omission of Ladenburg, the Company shall reimburse Ladenburg for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by Ladenburg in connection with its investigation, preparing to market and marketing the Securities or in contemplation of performing its obligations hereunder. The Company shall not in any event be liable to Ladenburg for loss of anticipated profits from the transactions covered by this Agreement.
Section 9.Conditions of Ladenburg’s Obligations The obligations of Ladenburg hereunder with respect to an Agency Transaction will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a)Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).
(b)No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or similar order pursuant to Section 8 of the Securities Act having been issued and proceedings therefor initiated, or to the knowledge of the Company, threatened by the Commission; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the subject Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, and any Issuer Free Writing Prospectus (when read together with the Prospectus), it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)No Misstatement or Material Omission. Ladenburg shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Ladenburg’s reasonable opinion is material, or omits to state a fact that in Ladenburg’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(d)Material Changes. Except as disclosed in the Prospectus, there shall not have been any Material Adverse Change.
(e)Representation Certificate. Ladenburg shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).
(f)Opinion of Counsel for Company. Ladenburg shall have received the favorable opinion of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).
(g)Opinion of Counsel for Ladenburg. On or prior to the date that the Securities are first sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, Ladenburg shall have received a written opinion from Hunton Andrews Kurth LLP, in form and substance reasonably satisfactory to Ladenburg, dated the date that the opinion is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish Ladenburg with a Reliance Letter to the effect that Ladenburg may rely on a prior opinion delivered under this Section 9(g) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(h)Accountant’s Comfort Letter. Ladenburg shall have received the Comfort Letter required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).
(i)Approval for Listing. The subject Securities shall either have been (i) approved for listing on NASDAQ or (ii) the Company shall have filed an application for listing of the subject Securities on NASDAQ at, or prior to, the issuance of any Placement Notice.

(j)No Suspension. Trading in the subject Securities shall not have been suspended on NASDAQ.
(k)Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for Ladenburg shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the subject Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.
(l)Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.
Section 10.Indemnity and Contribution by the Company and Ladenburg
(a)Indemnification by the Company. The Company agrees to indemnify, defend and hold harmless Ladenburg and any person who controls Ladenburg within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of Ladenburg from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which Ladenburg or any such director, officer, employee, agent or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein, (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus or the Prospectus, (C) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Agency Transaction under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (D) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (E) any omission or alleged omission from any Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; except in the case of (B), (D) and (E) above only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by Ladenburg to the Company expressly for use in such Registration Statement, Issuer Free Writing Prospectus, Prospectus or Application; and to promptly reimburse Ladenburg, or any such director, officer, employee, agent or controlling person for any legal and other expense reasonably incurred by Ladenburg, or any such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company may otherwise have.
(b)Indemnification by Ladenburg. Ladenburg agrees to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of Ladenburg contained herein, (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus, the Prospectus, or any Application, (C) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (D) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Prospectus or Application in reliance upon and in conformity with information furnished in writing by Ladenburg to the Company expressly for use therein; and to promptly reimburse the Company, or any such director, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that Ladenburg may otherwise have.
(c)Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party except to the extent such indemnifying party has been materially prejudiced otherwise than under such subsection. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include Ladenburg or any director, officer, employee, agent or controlling person of Ladenburg as an indemnified party or parties as well as the Company, and such indemnified party or parties shall have reasonably concluded, based on advice of outside counsel, that there may be one or more legal defenses reasonably available to it or them which are different from or additional to those available to the Company, or that representation of the indemnified party or parties and the Company by the same counsel would be inappropriate due to actual or potential differing interests between them, the Company shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation unless such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence, in which case the indemnifying party shall be liable for all legal fees and expenses of such separate counsel.
(d)If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Ladenburg, on the other hand, from the offering of the Securities or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of Ladenburg, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and Ladenburg shall be deemed to be in the same proportion as the total proceeds from the offering (net of commissions but before deducting expenses) received by the Company bear to the total discounts, commissions or other compensation received by Ladenburg in the case of one or more Agency Transactions hereunder. The relative fault of the Company and of Ladenburg shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by Ladenburg, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.
(e)The Company and Ladenburg agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 10, Ladenburg shall not be required to contribute any amount in excess of the total commissions received by Ladenburg under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 11.Representations, Warranties and Agreements to Survive Delivery All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or other instruments submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Ladenburg or controlling person, or by or on behalf of the Company, and shall survive delivery of any Securities to Ladenburg.
Section 12.Termination of Agreement.
(a)Termination; General. Ladenburg may terminate this Agreement, by written notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of Ladenburg, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock or Preferred Stock, as the case may be, has been suspended or materially limited by the Commission or NASDAQ, or if trading generally on NASDAQ, the NYSE American or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
(b)Termination by the Company. The Company shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 12(b), any outstanding Placement Notices (as amended by the corresponding Acceptance, if applicable) shall also be terminated.
(c)Termination by Ladenburg. Ladenburg shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(d)Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Section 12(a), (b), or (c) above or otherwise by mutual agreement of the parties.
(e)Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Ladenburg or the Company, as the case may be. If such termination shall occur prior to the

Settlement Date for any sale of Securities, such Securities shall settle in accordance with the provisions of this Agreement.
(f)Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 8, Section 10, Section 11, Section 15 and Section 18 hereof shall survive such termination and remain in full force and effect.
Section 13.Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Ladenburg shall be directed to Ladenburg at Ladenburg Thalmann & Co. Inc., 570 Lexington Avenue, 11th Floor, New York, New York 10022, Facsimile: (212) 308-2203, Attention: Steven Kaplan, with a copy to Hunton Andrews Kurth LLP, 200 Park Avenue, New York, NY 10166, Attention: Richard H. Kronthal, Esq., and notices to the Company shall be directed to it at the offices of the Company at MIND Technology, Inc., 2002 Timberloch Place, Suite 400, The Woodlands, TX 77380, Attention: Co-Chief Executive Officer, with a copy to Thompson & Knight LLP, 811 Main St., Suite 2500, Houston, TX 77002-6760, Attention: Stephen W. Grant, Jr.
Section 14.Parties. This Agreement shall inure to the benefit of and be binding upon Ladenburg, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Ladenburg, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Ladenburg, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Ladenburg shall be deemed to be a successor by reason merely of such purchase.
Section 15.Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof. Each of Ladenburg and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement, and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York; (b) waives any objection which it may have now or hereafter to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the Supreme Court of the State of New York, New York County, or of the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of Ladenburg and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon Ladenburg mailed by certified mail to Ladenburg’s address or delivered via overnight delivery shall be deemed in every respect effective service of process upon Ladenburg, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF, THE SUBSIDIARIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.
Section 16.Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
Section 17.Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of Ladenburg or is acting under advice of counsel in order to comply with applicable securities laws, and Ladenburg represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by Ladenburg or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.
Section 18.Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(a)Ladenburg is acting solely as agent in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Ladenburg, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Ladenburg has advised or is advising the Company on other matters, and Ladenburg has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
(b)Ladenburg has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(c)the Company is aware that Ladenburg and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and Ladenburg has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and
(d)the Company waives, to the fullest extent permitted by law, any claims it may have against Ladenburg for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Ladenburg shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.
Section 19.General Provisions. Other than the terms set forth in each Placement Notice delivered hereunder, this Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and between Ladenburg and the Company in accordance with its terms.
Very truly yours,

MIND Technology, Inc.

By: /s/ Robert P. Capps
Robert P. Capps
Co-Chief Executive Officer, Executive Vice President of Finance and Chief Financial Officer

Signature Page to Equity Distribution Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:
Ladenburg Thalmann & Co. Inc.

By: /s/ Steven Kaplan
    Steven Kaplan
    Head of Capital Markets

Signature Page to Equity Distribution Agreement

Exhibit A

FORM OF PLACEMENT NOTICE
From:    [•]
Cc:    [•]
To:    [•]
Date:    [•]
Subject: Equity Distribution — Placement Notice
Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between MIND Technology, Inc. (the “Company”) and Ladenburg Thalmann & Co. Inc. (“Ladenburg”), dated September 25, 2020 (the “Agreement”), I hereby request on behalf of the Company that Ladenburg sell up to [[[●] shares of the Company’s Common Stock] [and] [[●] shares of the Company’s Preferred Stock]], at a minimum market price of $[●] per share [and $[●] per share, respectively], beginning on [insert the date hereof] and ending on [[insert end date] [and insert additional end date, respectively] [such date[s] in the future as notified in writing (including by email) by the Company]]. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.
[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MAXIMUM NUMBER OF SHARES THAT MAY BE SOLD ON ANY SINGLE DAY, AND/OR THE MANNER IN WHICH SALES ARE TO BE MADE BY LADENBURG]

A-1

Exhibit B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES
Ladenburg Thalmann & Co. Inc.
Steven Kaplan, Head of Capital Markets, skaplan@ladenburg.com
MIND Technology, Inc.
Robert P. Capps, Co-Chief Executive Officer and Chief Financial Officer, rob.capps@mind-technology.com
Guy Malden, Co-Chief Executive Officer and Executive Vice President of Marine Systems, Guy.Malden@mind-technology.com

B-1

Exhibit C

COMPENSATION
Ladenburg, as sales agent in an Agency Transaction, shall be paid compensation to be agreed upon in an amount up to:
2.0% of the gross proceeds from the sales of Securities in Agency Transactions pursuant to the terms of this Agreement.
C-1

EXHIBIT D
FORM OF OPINION OF COMPANY COUNSEL

D-1

Exhibit E

OFFICER’S CERTIFICATE
The undersigned, [Robert P. Capp / Guy Malden], is the [Co-Chief Executive Officer, Executive Vice President of Finance and Chief Financial Officer / Co-Chief Executive Officer, Executive Vice President of Marine Systems] of MIND Technology, Inc., a Delaware corporation (formerly known as Mitcham Industries, Inc., a Texas corporation)(the “Company”). The undersigned, solely in his capacity as an officer of the Company, and not in his individual capacity, hereby executes and delivers this Officer’s Certificate as of the date hereof pursuant to Section 7(o) of the Equity Distribution Agreement, dated September 25, 2020, between the Company and Ladenburg Thalmann & Co. Inc. (the “Agreement”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.
The undersigned hereby certifies, solely in his capacity as an officer of the Company, and not in his personal capacity, that:
1.The representations and warranties of the Company in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date;
2.The Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof; and
3.Each of Thompson & Knight LLP and Hunton Andrews Kurth LLP is entitled to rely on this Officer’s Certificate in connection with the opinion that each firm is rendering pursuant to the Agreement.
[Signature Page Follows]

E-1

IN WITNESS WHEREOF, the undersigned has signed their names on this [•] day of [•], 20[•].
MIND Technology, Inc.

By:
Name: [___]
Title: [___]

E-2

Exhibit F

ISSUER FREE WRITING PROSPECTUSES
None.

F-1

Exhibit G

SIGNIFICANT SUBSIDIARIES

Name of Entity	State or Country of Organization
Mitcham Holdings Ltd.	United Kingdom
Mitcham Canada Holdings Limited	United Kingdom
Mitcham Canada ULC	Alberta, Canada
Mitcham Europe Ltd.	Hungary
Seamap International Holdings Pte. Ltd.	Singapore
Seamap (UK) Ltd.	United Kingdom
Seamap Pte. Ltd.	Singapore
Mitcham Marine Leasing Pte. Ltd.	Singapore
Klein Marine Systems, Inc.	Delaware
Seamap (Malaysia) Sdn Bhd.	Malaysia
Seamap USA, LLC	Texas

H-1